Exhibit 99.2

Table 1: PG&E Corporation Business Priorities 2007-2011

1. Advance business transformation

2. Provide attractive shareholder returns

3. Increase investment in utility infrastructure

4. Implement an effective energy procurement plan

5. Improve reputation through more effective communications

6. Evaluate the evolving industry and related investment opportunities

Table 2: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Third Quarter and Year-to-Date, 2007 vs. 2006
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings (Loss)		Earnings (Loss) per Common Share (Diluted)
	2007	2006	2007	2006	2007	2006	2007	2006

PG&E Corporation Earnings from Operations (1)	$278	$310	$0.77	$0.86	$803	$752	$2.22	$2.09
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery (3)	-	55	-	0.15	-	77	-	0.21
Environmental Remediation Liability (4)	-	-	-	-	-	(18)	-	(0.05)
Recovery of Interest on PX Liability (5)	-	28	-	0.08	-	28	-	0.08
Total	-	83	-	0.23	-	87	-	0.24
PG&E Corporation Earnings on a GAAP basis	$278	$393	$0.77	$1.09	$803	$839	$2.22	$2.33

1.	Earnings from operations exclude items impacting comparability.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and nine months ended September 30, 2007, PG&E Corporation did not have any items impacting comparability to report.

3.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $55 million ($0.15 per common share) and $77 million ($0.21 per common share), after tax, respectively, of Scheduling Coordinator (“SC”) costs incurred from April 1998 through September 2006, which were determined by the Federal Energy Regulatory Commission (“FERC”) to be recoverable through the transmission revenue balancing account (“TRBA”).

4.
Items impacting comparability for the nine months ended September 30, 2006 reflect an increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels.

5.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation (“PX”) liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the California Public Utilities Commission (“CPUC”) in the Utility's 2005 annual electric true-up proceeding.

Table 3: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Third Quarter and Year-to-Date, 2007 vs. 2006
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings (Loss)
	2007	2006	2007	2006
Pacific Gas and Electric Company Earnings from Operations (1)	$279	$292	$808	$729
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery (3)	-	55	-	77
Environmental Remediation Liability (4)	-	-	-	(18)
Recovery of Interest on PX Liability (5)	-	28	-	28
Total	-	83	-	87
Pacific Gas and Electric Company Earnings on a GAAP basis	$279	$375	$808	$816

1.	Earnings from operations exclude items impacting comparability.

2.
Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.  For the three and nine months ended September 30, 2007, Pacific Gas and Electric Company did not have any items impacting comparability to report.

3.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $55 million and $77 million, after tax, respectively, of SC costs incurred from April 1998 through September 2006, which were determined by the FERC to be recoverable through the TRBA.

4.
Items impacting comparability for the nine months ended September 30, 2006 reflect an increase of approximately $18 million, after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels.

5.
Items impacting comparability for the three and nine months ended September 30, 2006 reflect the recovery of approximately $28 million, after-tax, of previously recorded net interest expense on the PX liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility's 2005 annual electric true-up proceeding.

Table 4: PG&E Corporation Earnings per Common Share (EPS) from Operations
Third Quarter 2007 vs. Third Quarter 2006
($/Share, Diluted)

Q3 2006 EPS from Operations (1)	$0.86

Rate base revenue increase	0.09

Tax benefit for capital loss utilization (2)	(0.05)
Recovery of energy supplier litigation costs (2)	(0.03)
LTD Plan savings (2)	(0.02)
Billing OII	(0.02)
Gas transmission revenue	(0.01)
Storm and outage costs	(0.01)
Miscellaneous items	(0.04)

Q3 2007 EPS from Operations (1)	$0.77

Year-to-Date 2007 vs. Year-to-Date 2006
($/Share, Diluted)

Q3 2006 YTD EPS from Operations (1)	$2.09

Rate base revenue increase	0.25
Gas transmission revenue	0.01
Storm and outage costs (3)	0.01
Miscellaneous items	0.01

Tax benefit for capital loss utilization (2)	(0.05)
Recovery of energy supplier litigation costs (2)	(0.03)
LTD Plan savings (2)	(0.02)
Billing OII	(0.02)
Environmental remediation	(0.02)
Share variance	(0.01)
Q3 2007 YTD EPS from Operations (1)	$2.22

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.

2.	Benefits realized in 2006 with no similar benefits in 2007.

3.	Costs incurred in 2006 with lower level of costs in 2007.

Table 5: PG&E Corporation Share Statistics
Third Quarter 2007 vs. Third Quarter 2006
(in millions, except per share amounts)

	Third Quarter 2007	Third Quarter 2006	% Change

Common Stock Data

Book Value per share – end of period (1)	$22.58	$21.15	6.76%

Weighted average common shares outstanding, basic	352	347	1.44%
Employee stock-based compensation	1	2	(50.00)%
Weighted average common shares outstanding, diluted	353	349	1.15%
9.5% Convertible Subordinated Notes (participating securities)	19	19	-
Weighted average common shares outstanding and participating securities, diluted	372	368	1.09%

1. Common shareholders’ equity per common share outstanding at period end.

Source:    PG&E Corporation’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 6: Operational Performance Metrics
Third Quarter Actual 2007 vs. Targets 2007

		2007
	Percentage Weight (1)	Q3 YTD Actual	Q3 YTD Target	EOY Target
1. Earnings from operations (in millions) (Earnings from ongoing core operations)	50%	$803	See note (2)	See note (2)

2. J.D. Power Customer Satisfaction Index (Composite of J.D. Power residential and business customer surveys)	20%	691	675	676

3. Business Transformation Performance (Composite of five Transformation metrics)	20%	0.973	1.000	1.000

4. Employee Engagement Premier Survey (Measurement of employee engagement at PG&E)	5%	See note (3)	N/A	66%

5. Safety Performance (Measurement of occupational injury or illness based on OSHA Recordables)	5%	4.353	4.500	4.500

1.	Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2.	Internal target not publicly disclosed but is consistent with publicly disclosed guidance for 2007 EPS from operations of $2.70-$2.80.

3.	The Employee Engagement Premier Survey will be administered in December 2007 with results available in February 2008.

DEFINITIONS OF 2007 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to consolidated net income in accordance with GAAP, see Tables 2 and 3 above.

The 2007 target for earnings from operations is based on the Utility’s 2007 authorized return on equity.  This target is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2007 EPS from operations of $2.70-$2.80.

2.	J.D. Power Customer Satisfaction Index:

Pacific Gas and Electric Company measures residential and business customer satisfaction with annual industry-wide surveys conducted by J.D. Power and Associates, as well as with proprietary studies using the same survey methodology in interim periods.  The overall customer satisfaction metric represents the year-to-date average of the residential and business overall customer satisfaction scores from both the J.D. Power-administered and proprietary surveys. The metric is calculated by first combining the available residential and business satisfaction scores (weighted 60% and 40%, respectively) in each period surveyed and then averaging all available composite scores for the year-to-date metric value.

3.	Business Transformation Performance:

The Business Transformation (BT) index is comprised of five measurement points that define success in achieving key BT operational, financial, and post-BT implementation objectives.  These five measurement points are:

a.             Overall BT cost performance in comparison to budgeted amounts;

b.             Overall BT benefit performance in comparison to planned/budgeted amounts;

c.             New business customer connection performance improvement for cycle time and number of customer commitments met;

d.             SmartMeterTM project performance for number of meters installed and activated; and

e.             BT Foundational release schedule and scope success.

The measurement points are individually scored on an index scaled from 0 to 2.  These scores then are averaged with equal weighting to calculate the overall BT performance index score.

4.	Employee Engagement Premier Survey:

The employee engagement premier survey is designed around 15 key drivers of employee engagement.  The average overall employee engagement score provides a comprehensive metric that is derived by averaging the percent favorable responses from all 40 core survey items (all fall into one of the 15 key drivers).

5.	Safety Performance:

The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.

Table 7: Pacific Gas and Electric Company Operating Statistics
Third Quarter and Year-to-Date, 2007 vs. 2006

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Electric Sales (in millions kWh)
Residential	8,641	8,929	23,580	23,770
Commercial	9,304	9,276	25,597	25,211
Industrial	4,145	4,025	11,285	11,407
Agricultural	2,025	1,559	4,252	2,875
BART, public street and highway lighting	208	204	616	609
Other electric utilities	-	8	2	14
Sales from Energy Deliveries	24,323	24,001	65,332	63,886

Total Electric Customers at September 30			5,099,634	5,054,722

Bundled Gas Sales (in millions MCF)
Residential	24	24	149	147
Commercial	12	12	52	55
Total Bundled Gas Sales	36	36	201	202
Transportation Only	199	185	454	405
Total Gas Sales	235	221	655	607

Total Gas Customers at September 30			4,252,349	4,214,606

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,775	5,018	13,718	13,622
Hydro (net)	2,087	2,964	5,778	10,924
Fossil	114	107	348	514
Total Utility Generation	6,976	8,089	19,844	25,060
Purchased Power
Qualifying Facilities	4,611	4,543	12,617	12,254
Irrigation Districts	913	1,092	2,195	4,544
Other Purchased Power	1,647	1,036	2,186	1,892
Spot Market Purchases/Sales, net	3,658	3,605	10,939	4,767
Total Purchased Power (1)	10,829	10,276	27,937	23,457

Delivery from DWR	5,635	5,357	15,689	14,414

Delivery to Direct Access Customers	1,714	1,981	5,114	5,862

Other (includes energy loss)	(831)	(1,702)	(3,252)	(4,907)

Total Electric Energy Delivered	24,323	24,001	65,332	63,886

Diablo Canyon Performance
Overall capacity factor (including refuelings)	97%	103%	94%	95%
Refueling outage period	None	None	4/30/07-5/29/07	4/17/06-5/25/06
Refueling outage duration during the period (days)	None	None	29.8	38.8

1.
For the three months ended September 30, 2007 and 2006, Total Purchased Power is net of Spot Market Sales of 462 million kWh and 761 million kWh, respectively.  For the nine months ended September 30, 2007 and 2006, Total Purchased Power is net of Spot Market Sales of 2,038 million kWh and 5,838 million kWh, respectively.

Table 8: PG&E Corporation EPS Guidance

2007 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.70	$2.80
Estimated Items Impacting Comparability	$0.00	$0.00
EPS Guidance on a GAAP Basis	$2.70	$2.80

2008 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00
Estimated Items Impacting Comparability	$0.00	$0.00
EPS Guidance on a GAAP Basis	$2.90	$3.00

The EPS guidance for 2007 and 2008 are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see the factors listed in Table 10, the discussion of risk factors in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and the discussion of risk factors in PG&E Corporation's and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2006.

Table 9: Rate Base - Pacific Gas and Electric Company

	2006	2007	2008
	Recorded	Estimated	Estimated
Total Weighted Average Rate Base (in billions)	$15.9	$16.9	$18.7

The estimates of rate base for 2007 and 2008 and the forecast of capital expenditures on which the estimates are based, are forward-looking statements that are subject to various risks and uncertainties, including whether the forecasted expenditures will be made within the time periods assumed.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see the factors listed in Table 10, the discussion of risk factors in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and the discussion of risk factors in PG&E Corporation's and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2006.

Table 10: General Earnings Sensitivities for 2007 and 2008
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated Earnings Impact for 2007	Estimated Earnings Impact for 2008

Rate base	+/- $100 million change in rate base (1)	+/- $6 million	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in earned ROE	+/- $9 million	+/- $10 million

Share count	+/- 1% change in average shares outstanding	-/+ $0.03 per share	-/+ $0.03 per share

Revenues	+/- $7 million change in revenues (pre-tax), including Electric Transmission and California Gas Transmission	+/- $0.01 per share	+/- $0.01 per share

1. Assumes earning 11.35% on equity portion (52%).

DISCUSSION RELATED TO TABLES 8, 9, and 10:

Management's statements regarding 2007 and 2008 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2007 and 2008, and general sensitivities for 2007 and 2008 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns at least its authorized rate of return on equity, that the Utility’s ratemaking capital structure is maintained at 52 percent equity, and that the Utility is successful in implementing its initiatives to become more efficient and reduce costs. These statements and assumptions are necessarily subject to various risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to timely recover costs through rates;

•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (“Diablo Canyon”), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and systems and customer service;

•	whether the Utility’s planned capital investment projects are completed within authorized cost amounts;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and

•	other factors and risks disclosed in PG&E Corporation’s and Pacific Gas and Electric Company’s SEC reports.

Table 11: Cash Flow Sources and Uses
Year-to-Date 2007
PG&E Corporation
(in millions)

Cash and Cash Equivalents, December 31, 2006	$456

Sources of Cash
Cash from operations	$2,078
Net proceeds from sale of assets	15
Net proceeds from issuance of commercial paper	91
Net proceeds from issuance of long-term debt	690
Borrowings under credit facilities	600
Common stock issued	120
Other	38
$3,632

Uses of Cash
Capital expenditures	$2,035
Increase in restricted cash	32
Investments in and proceeds from nuclear decommissioning trust, net	102
Repayments under credit facilities	300
Rate reduction bonds matured	217
Energy recovery bonds matured	251
Common stock dividends paid	367
$3,304

Cash and Cash Equivalents, September 30, 2007	$784

Source:  PG&E Corporation’s Condensed Consolidated Statements of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Cash Position
Third Quarter 2007 vs. Third Quarter 2006
(in millions)

	2007	2006	Change

Cash Flow from Operating Activities (YTD September 30)
PG&E Corporation	$(15)	$129	$(144)
Pacific Gas and Electric Company	2,093	2,111	(18)
	$2,078	$2,240	$(162)

Consolidated Cash Balance (at September 30)
PG&E Corporation	$324	$354	$(30)
Pacific Gas and Electric Company	460	68	392
	$784	$422	$362

Consolidated Restricted Cash Balance (at September 30)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	1,464	1,488	(24)
	$1,464	$1,488	$(24)

1. Includes $18 million and $43 million of restricted cash classified as Other Noncurrent Assets – Other at September 30, 2007 and 2006, respectively.

Source: PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007 and September 30, 2006.

Table 13: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
Third Quarter 2007 vs. Year-End 2006
(in millions)

	Balance At
	September 30, 2007	December 31, 2006

PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$280	$280
Less: current portion(1)	-	(280)
	280	-
Utility
Senior notes:
3.60% to 6.05% bonds, due 2009-2037	5,800	5,100
Unamortized discount, net of premium	(19)	(16)
Total senior notes	5,781	5,084
Pollution control bond loan agreements, variable rates(2), due 2026(3)	614	614
Pollution control bond loan agreement, 5.35%, due 2016	200	200
Pollution control bond loan agreements, 4.75%, due 2023	345	345
Pollution control bond loan agreements, variable rates(4), due 2016-2026	454	454
Other	-	1
Less: current portion	-	(1)
Long-term debt, net of current portion	7,394	6,697
Total consolidated long-term debt, net of current portion	$7,674	$6,697

1.
Since no holders of the Convertible Subordinated Notes exercised the one-time right to require PG&E Corporation to repurchase the Convertible Subordinated Notes on June 30, 2007, PG&E Corporation reclassified the Convertible Subordinated Notes as a noncurrent liability (in Noncurrent Liabilities - Long-Term Debt) in PG&E Corporation’s Condensed Consolidated Balance Sheets effective as of that date.

2.	At September 30, 2007, interest rates on these loans ranged from 3.88% to 4.05%.

3.
These bonds are supported by $620 million of letters of credit which expire on February 24, 2012.  Although the stated maturity date is 2026, the bonds will remain outstanding only if the Utility extends or replaces the letters of credit.

4.	At September 30, 2007, interest rates on these loans ranged from 3.20 % to 4.00%.

Table 14: PG&E Corporation and Pacific Gas and Electric Company Repayment Schedule and Interest Rates - Long-Term
Debt, Rate Reduction Bonds and Energy Recovery Bonds as of September 30, 2007
(in millions, except interest rates)

	2007	2008	2009	2010	2011	Thereafter	Total
Long-term debt:
PG&E Corporation
Average fixed interest rate	-	-	-	9.50%	-	-	9.50%
Fixed rate obligations	$-	$-	$-	$280	$-	$-	$280
Utility
Average fixed interest rate	-	-	3.60%	-	4.20%	5.67%	5.36%
Fixed rate obligations	$-	$-	$600	$-	$500	$5,245	$6,345
Variable interest rate as of September 30, 2007	-	-	-	-	-	3.88%	3.88%
Variable rate obligations	$-	$-	$-	$-	$-	$1,068	$1,068
Less: current portion	$-	$-	$-	$-	$-	$-	$-
Total consolidated long-term debt	$-	$-	$600	$280	$500	$6,313	$7,693

	2007	2008	2009	2010	2011	Thereafter	Total
Utility
Average fixed interest rate	6.48%	-	-	-	-	-	6.48%
Rate reduction bonds	$73	$-	$-	$-	$-	$-	$73
Average fixed interest rate	4.17%	4.19%	4.36%	4.49%	4.61%	4.64%	4.46%
Energy recovery bonds	$88	$354	$370	$386	$424	$403	$2,025

Table 15: Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number
Gas Accord IV
CPUC proceeding to set rates, terms and conditions for gas transmission and storage services effective January 1, 2008 through 2010.  Settlement filed on March 15, 2007. CPUC issued a final decision on September 20, 2007 approving the settlement.

A.07-03-012 D.07-09-045
Cost of Capital 2008	CPUC proceeding to establish capital structure and increase the currently authorized rate of return on equity and rate base for 2008. Final decision on rate of return expected by year-end 2007.	A.07-05-008
2006 Long Term Procurement Plan (2006 LTPP)
CPUC proceeding to determine need for new generation in the 10-year period 2007 through 2016.  Also determines how costs associated with new generation will be recovered from customers.  In 2006 plan, PG&E seeks approval to procure up to 2,300 MW of new generation.  Final decision expected by year-end 2007.

R.06-02-013
Billing and Collection Investigation
On September 20, 2007, the CPUC ordered the Utility to refund, at shareholder expense, approximately $35 million to customers and refund reconnection fees and pay credits to approximately 3,000 customers whose service was shut off for nonpayment of illegal backbills. PG&E Corporation and the Utility do not expect that the payment of such refunds will have a material adverse effect on their financial condition or results of operations.

I.03-01-012 D.07-09-041
QF Pricing and Policy
On September 20, 2007, the CPUC issued a decision that modifies the CPUC’s policies and pricing mechanisms applicable to the investor-owned electric utilities’ purchase of energy and capacity from certain QFs. Among other changes, the decision modifies the current formula for determining the utilities’ short-run avoided costs (“SRAC”) (i.e., the cost of energy, which, in the absence of a QF’s generation, the utilities would otherwise generate or purchase from another source).  The modified SRAC formula uses a market index formula based in part on forward market price estimates.  The Utility is evaluating the new SRAC pricing formula to determine its effect on the energy payments that will be made to the non-settling QFs.  On October 25, 2007, the Utility, along with the other investor-owned electric utilities, The Utility Reform Network and the CPUC's Division of Ratepayer Advocates, filed an application for rehearing of the decision.
R.04-04-003 D.07-09-040

Table 15 (continued): Pacific Gas and Electric Company
Docket Numbers of Selected Regulatory Cases

Name	Brief Description	Docket Number
Transmission Owner 10 Rate Case (TO10)
Primary FERC rate-making proceeding to determine electric transmission revenues and wholesale and retail transmission rates effective October 1, 2007.  Application filed on July 30, 2007.  Order issued September 28, 2007, accepting proposed rate subject to hearing and refund effective March 1, 2008. Final decision expected by second quarter 2008.

ER07-1213-000
2007 Renewable Resources Solicitation and Implementation
2007 Renewable Portfolio Standards solicitation approved in February 2007.  Contracts are expected to be executed by year-end 2007.  Decisions on the use of short-term contracts and on the use of tradable Renewable Energy Credits are expected by year-end 2007.

R.06-05-027 D.07-02-011 R.06-02-012 D.07-07-027
Energy Efficiency Order Instituting Rulemaking (OIR) Post-2005
Rulemaking to determine Energy Efficiency policies and programs including shareholder risk/return mechanism.  On September 20, 2007, the CPUC voted to establish incentive ratemaking mechanisms applicable to the California investor-owned utilities’ implementation of their energy efficiency programs funded for the 2006-2008 and 2009-2011 program cycles.  The CPUC will review the adopted mechanisms in 2011 prior to continuation to subsequent program cycles.  On October 31, 2007, the Utility, along with other investor-owned electric utilities, filed a petition for modification of the shareholder incentive mechanism to reduce the possibility of utilities having to pay back interim earnings as long as the final measured energy savings stay above 65% of the CPUC savings goals.

R.06-04-010 D.07-10-032
Catastrophic Event Memorandum Account (CEMA)
CPUC proceeding to recover costs of responding to the 2005-2006 winter storms and the July 2006 “heat storm.” A decision denying heat storm costs was issued in July 2007.  On September 21, 2007, PG&E and the CPUC Staff jointly filed a settlement agreement, resolving the winter storm cost issues.
A.06-11-005 D.07-07-041

For a discussion of these regulatory cases, see PG&E Corporation's and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and PG&E Corporation’s and Pacific Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2006.

Table 16: PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	September 30,		September 30,
	2007	2006	2007	2006
Operating Revenues
Electric	$2,574	$2,470	$7,107	$6,547
Natural gas	705	698	2,714	2,786
Total operating revenues	3,279	3,168	9,821	9,333
Operating Expenses
Cost of electricity	998	884	2,606	2,195
Cost of natural gas	281	298	1,431	1,539
Operating and maintenance	953	795	2,794	2,639
Depreciation, amortization, and decommissioning	465	456	1,325	1,291
Total operating expenses	2,697	2,433	8,156	7,664
Operating Income	582	735	1,665	1,669
Interest income	36	40	125	104
Interest expense	(196)	(152)	(571)	(470)
Other income (expense), net	7	(22)	22	6
Income Before Income Taxes	429	601	1,241	1,309
Income tax provision	151	208	438	470
Net Income	$278	$393	$803	$839
Weighted Average Common Shares Outstanding, Basic	352	347	350	345
Net Earnings Per Common Share, Basic	$0.77	$1.09	$2.23	$2.36
Net Earnings Per Common Share, Diluted	$0.77	$1.09	$2.22	$2.33
Dividends Declared Per Common Share	$0.36	$0.33	$1.08	$0.99

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 17: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	Balance At
(in millions)	September 30, 2007 (Unaudited)	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$784	$456
Restricted cash	1,446	1,415
Accounts receivable:
Customers (net of allowance for doubtful accounts of $54 million in 2007 and $50 million in 2006)	2,424	2,343
Regulatory balancing accounts	601	607
Inventories:
Gas stored underground and fuel oil	262	181
Materials and supplies	160	149
Income taxes receivable	-	-
Prepaid expenses and other	404	716
Total current assets	6,081	5,867
Property, Plant, and Equipment
Electric	25,028	24,036
Gas	9,380	9,115
Construction work in progress	1,398	1,047
Other	16	16
Total property, plant, and equipment	35,822	34,214
Accumulated depreciation	(12,788)	(12,429)
Net property, plant, and equipment	23,034	21,785
Other Noncurrent Assets
Regulatory assets	4,530	4,902
Nuclear decommissioning funds	1,978	1,876
Other	458	373
Total other noncurrent assets	6,966	7,151
TOTAL ASSETS	$36,081	$34,803

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 17 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	Balance At
(in millions)	September 30, 2007 (Unaudited)	December 31, 2006
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term borrowings	$1,165	$759
Long-term debt, classified as current	-	281
Rate reduction bonds, classified as current	73	290
Energy recovery bonds, classified as current	350	340
Accounts payable:
Trade creditors	772	1,075
Disputed claims and customer refunds	1,648	1,709
Regulatory balancing accounts	708	1,030
Other	418	420
Interest payable	605	583
Income taxes payable	118	102
Deferred income taxes	88	148
Other	1,546	1,513
Total current liabilities	7,491	8,250
Noncurrent Liabilities
Long-term debt	7,674	6,697
Energy recovery bonds	1,675	1,936
Regulatory liabilities	3,879	3,392
Asset retirement obligations	1,511	1,466
Income taxes payable	233	-
Deferred income taxes	2,874	2,840
Deferred tax credits	101	106
Other	1,993	2,053
Total noncurrent liabilities	19,940	18,490
Commitments and Contingencies (Notes 4, 5, 9, and 10)
Preferred Stock of Subsidiaries	252	252
Preferred Stock
Preferred stock, no par value, authorized 80,000,000 shares, $100 par value, authorized 5,000,000 shares, none issued	-	-
Common Shareholders' Equity
Common stock, no par value, authorized 800,000,000 shares, issued 377,063,946 common and 1,235,467 restricted shares in 2007 and issued 372,803,521 common and 1,377,538 restricted shares in 2006	6,044	5,877
Common stock held by subsidiary, at cost, 24,665,500 shares	(718)	(718)
Reinvested earnings	3,076	2,671
Accumulated other comprehensive loss	(4)	(19)
Total common shareholders' equity	8,398	7,811
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$36,081	$34,803

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 18: PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Nine Months Ended
(in millions)	September 30,
	2007	2006
Cash Flows From Operating Activities
Net income	$803	$839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, decommissioning, and allowance for equity funds used during construction	1,419	1,343
Deferred income taxes and tax credits, net	(33)	(172)
Other deferred charges and noncurrent liabilities	281	(37)
Gain on sale of assets	(1)	(15)
Net effect of changes in operating assets and liabilities:
Accounts receivable	(80)	239
Inventories	(92)	(8)
Accounts payable	(322)	(175)
Accrued taxes and income taxes receivable	234	212
Regulatory balancing accounts, net	(238)	404
Other current assets	120	(71)
Other current liabilities	19	(325)
Other	(32)	6
Net cash provided by operating activities	2,078	2,240
Cash Flows From Investing Activities
Capital expenditures	(2,035)	(1,729)
Net proceeds from sale of assets	15	11
Decrease (increase) in restricted cash	(32)	58
Proceeds from nuclear decommissioning trust sales	703	942
Purchases of nuclear decommissioning trust investments	(805)	(1,040)
Net cash used in investing activities	(2,154)	(1,758)
Cash Flows From Financing Activities
Borrowings under accounts receivable facility and working capital facility	600	50
Repayments under accounts receivable facility	(300)	(310)
Net issuance of commercial paper, net of $2 million discount in 2007	91	281
Proceeds from issuance of long-term debt, net of discount and issuance costs of $10 million in 2007	690	-
Rate reduction bonds matured	(217)	(214)
Energy recovery bonds matured	(251)	(224)
Common stock issued	120	108
Common stock repurchased	-	(114)
Common stock dividends paid	(367)	(342)
Other	38	(8)
Net cash provided by (used in) financing activities	404	(773)
Net change in cash and cash equivalents	328	(291)
Cash and cash equivalents at January 1	456	713
Cash and cash equivalents at September 30	$784	$422
Supplemental disclosures of cash flow information
Cash paid for:
Interest (net of amounts capitalized)	$443	$450
Income taxes paid, net	307	428
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$127	$116
Assumption of capital lease obligation	-	408
Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 19: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	Three Months Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2007	2006	2007	2006
Operating Revenues
Electric	$2,574	$2,470	$7,107	$6,547
Natural gas	705	698	2,714	2,786
Total operating revenues	3,279	3,168	9,821	9,333
Operating Expenses
Cost of electricity	998	884	2,606	2,195
Cost of natural gas	281	298	1,431	1,539
Operating and maintenance	950	793	2,788	2,637
Depreciation, amortization, and decommissioning	465	456	1,325	1,290
Total operating expenses	2,694	2,431	8,150	7,661
Operating Income	585	737	1,671	1,672
Interest income	33	36	116	94
Interest expense	(189)	(144)	(549)	(447)
Other income (expense), net	13	(15)	38	16
Income Before Income Taxes	442	614	1,276	1,335
Income tax provision	159	236	458	509
Net Income	283	378	818	826
Preferred stock dividend requirement	4	3	10	10
Income Available for Common Stock	$279	$375	$808	$816

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 20: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	Balance at
(in millions)	September 30, 2007 (Unaudited)	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$460	$70
Restricted cash	1,446	1,415
Accounts receivable:
Customers (net of allowance for doubtful accounts of $54 million in 2007 and $50 million in 2006)	2,424	2,343
Related parties	7	6
Regulatory balancing accounts	601	607
Inventories:
Gas stored underground and fuel oil	262	181
Materials and supplies	160	149
Income taxes receivable	-	20
Prepaid expenses and other	402	714
Total current assets	5,762	5,505
Property, Plant, and Equipment
Electric	25,028	24,036
Gas	9,380	9,115
Construction work in progress	1,397	1,047
Total property, plant, and equipment	35,805	34,198
Accumulated depreciation	(12,773)	(12,415)
Net property, plant, and equipment	23,032	21,783
Other Noncurrent Assets
Regulatory assets	4,530	4,902
Nuclear decommissioning funds	1,978	1,876
Related parties receivable	24	25
Other	359	280
Total other noncurrent assets	6,891	7,083
TOTAL ASSETS	$35,685	$34,371

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 20 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	Balance At
(in millions, except share amounts)	September 30, 2007 (Unaudited)	December 31, 2006
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Short-term borrowings	$1,165	$759
Long-term debt, classified as current	-	1
Rate reduction bonds, classified as current	73	290
Energy recovery bonds, classified as current	350	340
Accounts payable:
Trade creditors	772	1,075
Disputed claims and customer refunds	1,648	1,709
Related parties	43	40
Regulatory balancing accounts	708	1,030
Other	403	402
Interest payable	599	570
Income taxes payable	157	-
Deferred income taxes	92	118
Other	1,374	1,346
Total current liabilities	7,384	7,680
Noncurrent Liabilities
Long-term debt	7,394	6,697
Energy recovery bonds	1,675	1,936
Regulatory liabilities	3,879	3,392
Asset retirement obligations	1,511	1,466
Income taxes payable	103	-
Deferred income taxes	2,936	2,972
Deferred tax credits	101	106
Other	1,867	1,922
Total noncurrent liabilities	19,466	18,491
Commitments and Contingencies (Notes 4, 5, 10 and 11)
Shareholders' Equity
Preferred stock without mandatory redemption provisions:
Nonredeemable, 5.00% to 6.00%, outstanding 5,784,825 shares	145	145
Redeemable, 4.36% to 5.00%, outstanding 4,534,958 shares	113	113
Common stock, $5 par value, authorized 800,000,000 shares, issued 279,624,823 shares	1,398	1,398
Common stock held by subsidiary, at cost, 19,481,213 shares	(475)	(475)
Additional paid-in capital	2,036	1,822
Reinvested earnings	5,619	5,213
Accumulated other comprehensive loss	(1)	(16)
Total shareholders' equity	8,835	8,200
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$35,685	$34,371

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

Table 21: Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Nine Months Ended
(in millions)	September 30,
	2007	2006
Cash Flows From Operating Activities
Net income	$818	$826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, decommissioning, and allowance for equity funds used during construction	1,417	1,342
Deferred income taxes and tax credits, net	(35)	(172)
Other deferred charges and noncurrent liabilities	270	(65)
Gain on sale of assets	(1)	(15)
Net effect of changes in operating assets and liabilities:
Accounts receivable	(82)	239
Inventories	(92)	(8)
Accounts payable	(315)	(176)
Accrued taxes and income taxes receivable	228	113
Regulatory balancing accounts, net	(238)	404
Other current assets	120	(71)
Other current liabilities	35	(301)
Other	(32)	(5)
Net cash provided by operating activities	2,093	2,111
Cash Flows From Investing Activities
Capital expenditures	(2,035)	(1,729)
Net proceeds from sale of assets	15	11
Decrease (increase) in restricted cash	(32)	58
Proceeds from nuclear decommissioning trust sales	703	942
Purchases of nuclear decommissioning trust investments	(805)	(1,040)
Net cash used in investing activities	(2,154)	(1,758)
Cash Flows From Financing Activities
Borrowings under accounts receivable facility and working capital facility	600	50
Repayments under accounts receivable facility	(300)	(310)
Net issuance of commercial paper, net of $2 million discount in 2007	91	281
Proceeds from issuance of long-term debt, net of discount and issuance costs of $10 million in 2007	690	-
Rate reduction bonds matured	(217)	(214)
Energy recovery bonds matured	(251)	(224)
Common stock dividends paid	(381)	(345)
Preferred stock dividends paid	(10)	(10)
Equity infusion from PG&E Corporation	200	-
Other	29	24
Net cash provided by (used in) financing activities	451	(748)
Net change in cash and cash equivalents	390	(395)
Cash and cash equivalents at January 1	70	463
Cash and cash equivalents at September 30	$460	$68
Supplemental disclosures of cash flow information
Cash paid for:
Interest (net of amounts capitalized)	$416	$423
Income taxes paid, net	403	562
Supplemental disclosures of noncash investing and financing activities
Assumption of capital lease obligation	$-	$408

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.